NISOURCE INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

Amended and Restated Effective November 1, 2012

i

TABLE OF CONTENTS                    Page

ARTICLE I BACKGROUND AND PURPOSE		1
1.1.	Background	1
1.2.	Purpose	1
ARTICLE II DEFINITIONS		2
2.1.	Account	2
2.2.	Affiliate	2
2.3.	Annual Deferral Amount	2
2.4.	Beneficiary	2
2.5.	Benefits Committee	2
2.6.	Board	2
2.7.	Code	2
2.8.	Company	2
2.9.	Compensation	2
2.10.	Discretionary Contribution	3
2.11.	Effective Date	3
2.12.	Election Form.	3
2.13.	Eligible Employee	3
2.14.	Employer	3
2.15.	ONC Committee	3
2.16.	Participant	3
2.17.	Plan	3
2.18.	Plan Administrator	3
2.19.	Plan Year	3
2.20.	Post-2004 Account	3
2.21.	Pre-2005 Account	4
2.22.	Retirement Committee	4
2.23.	Separation from Service	4
2.25.	Specified Employee	4
2.26.	Transferred Bay State Account	4
2.27.	Transferred Columbia Account	4
2.28.	Unforeseeable Emergency	4
2.29.	Valuation Date	4
ARTICLE III ELIGIBILITY AND PARTICIPATION		5
3.1.	Eligibility	5
3.2.	Participation	5
3.3.	Continuation of Participation	5
3.4.	Amendment of Eligibility Criteria	5
ARTICLE IV DEFERRAL COMMITMENTS		5
4.1.	Timing of Deferral Elections	5
4.2.	Amount of Deferral	5
4.3.	Distribution Options	6
4.4.	Duration of Election Form	6
4.5.	Modification of Election Form	6
4.6.	Change in Employment Status	6
ARTICLE V ACCOUNTS		7

5.1.	Account	7
5.2.	Timing of Credits; Withholding	7
5.3.	Discretionary Contributions	7
5.4.	Determination of Account	7
5.5.	Vesting of Account	7
5.6.	Statement of Account	8
ARTICLE VI INVESTMENTS		8
6.1.	Investment Options	8
6.2.	Special Investment Option for Former Participants in the Bay State Plan and Participants in the Plan	8
6.3.	Election of Investment Options	9
6.4.	Allocation of Investment Options	9
6.5.	No Actual Investment	9
ARTICLE VII PAYMENTS AND DISTRIBUTIONS		9
7.1.	Distributions/Events Generally	9
7.2.	In-Service Withdrawals	10
7.3.	Distributions After Separation from Service	11
7.4.	Unforeseeable Emergency/Hardship Distributions	14
7.5.	Distribution Provisions Applicable to a Transferred Bay State Account	14
7.6.	Automatic Cash-Out	15
7.7.	Withholding for Taxes	15
7.8.	Payment to Guardian	15
ARTICLE VIII BENEFICIARY DESIGNATION		16
8.1.	Beneficiary Designation	16
8.2.	Changing Beneficiary	16
8.3.	Community Property	16
8.4.	No Beneficiary Designation	17
ARTICLE IX PLAN ADMINISTRATION		17
9.1.	Allocation of Duties to Committees	17
9.2.	Agents	18
9.3.	Information Required by Plan Administrator	18
9.4.	Binding Effect of Decisions	18
9.5.	Section 16 Compliance	18
ARTICLE X CLAIMS PROCEDURE		19
10.1.	Claim	19
10.2.	Review of Claim	19
10.3.	Notice of Denial of Claim	19
10.4.	Reconsideration of Denied Claim	20
10.5.	Employer to Supply Information	20
ARTICLE XI AMENDMENT AND TERMINATION OF PLAN		20
11.1.	Plan Amendment	20
11.2.	Plan Termination	21
ARTICLE XII MISCELLANEOUS		22
12.1.	Unfunded Plan	22
12.2.	Company and Employer Obligations	22
12.3.	Unsecured General Creditor	22
12.4.	Trust Fund	22

12.5.	Nonalienation/Nonassignability	22
12.6.	Indemnification	23
12.7.	No Enlargement of Employee Rights	23
12.8.	Protective Provisions	24
12.9.	Governing Law	24
12.10.	Validity	24
12.11.	Notice	24
12.12.	Successors	24
12.13.	Incapacity of Recipient	24
12.14.	Unclaimed Benefit	24
12.15.	Tax Compliance and Payouts.	25

NISOURCE INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

ARTICLE I

BACKGROUND AND PURPOSE

1.1    Background. Effective November 1, 2000, the Bay State Gas Company Key Employee Deferred Compensation Plan (the “Bay State Plan”) was merged into the NIPSCO Plan and the NIPSCO Plan was renamed the NiSource Inc. Executive Deferred Compensation Plan (the “Plan”). Effective January 1, 2004, the Columbia Energy Group Deferred Compensation Plan (the “Columbia Plan”) was merged into the Plan. Effective January 1, 2005, the Plan was amended and restated to comply with Code Section 409A, and guidance and regulations thereunder. Deferred Compensation, Discretionary Contributions, and earnings thereon, earned and vested prior to January 1, 2005 shall be administered without giving effect to Code Section 409A, and guidance and regulations thereunder. Effective January 1, 2008, the Plan was amended and restated to incorporate the provisions of amendments to the Plan since the January 1, 2005, amendment and restatement and to allow participants to elect to participate in the Plan only during the applicable enrollment period or at such later date allowed under Code Section 409A for certain performance based bonuses. The Plan was amended and restated again effective as of May 13, 2011 to transfer all administrative authority with respect to the Plan (including the authority to render decisions on claims and appeals and make administrative or ministerial amendments) from the ONC Committee to the Benefits Committee. The Plan was amended and restated again, effective as of January 1, 2012, to (1) change eligibility to defer Compensation under the Plan; (2) limit the amount of annual incentive compensation that may be deferred under the Plan to 80% of such annual incentive compensation; and (3) clarify other administrative matters related to the Plan.
The Plan is hereby amended and restated again, effective November 1, 2012, to eliminate the prime rate of interest, as stated by the Wall Street Journal, as an investment option available only to certain Columbia Plan Participants and instead be available, if so chosen by the Benefits Committee, to all Participants.
1.2    Purpose. The purpose of this Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for selected employees of an Employer. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits.

ARTICLE II

DEFINITIONS

For the purposes of the Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural. The headings of Articles and Sections are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

2.1    Account. The device used by an Employer to measure and determine the amount to be paid to a Participant under the Plan. Each Account shall be divided into a Pre-2005 Account containing contributions to the Plan earned and vested prior to January 1, 2005, a Post-2004 Account containing contributions to the Plan earned and/or vested on or after January 1, 2005, and, if applicable, a Transferred Bay State Account containing any amount transferred from the Bay State Plan or a Transferred Columbia Account containing any amount transferred from the Columbia Plan.

2.2    Affiliate. Any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; any leasing organization, to the extent that its employees are required to be treated as if they were employed by the Company pursuant to Code Section 414(n) and the regulations thereunder; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o). An entity shall be an Affiliate only with respect to the existing period as described in the preceding sentence.

2.3    Annual Deferral Amount. The portion of a Participant's Compensation that a Participant elects to defer under this Plan for any one Plan Year.

2.4    Beneficiary. The person, persons or entity entitled to receive any Plan benefits payable after a Participant's death.

2.5    Benefits Committee. The NiSource Benefits Committee, or any delegate thereof.

2.6    Board. The Board of Directors of NiSource Inc.

2.7    Code. The Internal Revenue Code of 1986, as amended from time to time.

2.8    Company. NiSource Inc.

2.9    Compensation. Aggregate basic annual salary or wage and annual incentive awards paid to a Participant by his Employer. Compensation shall include the following: (1) amounts deferred and excluded from the Participant's taxable income pursuant to Code Sections 125, 132

(f)(4), 402(e)(3), or 402(h)(1)(B), and (2) amounts deferred to a nonqualified plan maintained by an Employer. Compensation earned on or after January 1, 2005 shall not include incentive payments other than annual incentive awards. Compensation does not include expense reimbursements, any form of noncash compensation, or benefits. Compensation does not include lump sum severance payments or lump sum vacation payouts.

2.10    Discretionary Contribution. The Employer contribution credited to a Participant's Account under Section 5.3.

2.11    Effective Date January 1, 2012, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein.

2.12    Election Form. The agreement properly submitted by a Participant to the Retirement Committee or Benefits Committee prior to the beginning of a Plan Year, with respect to a Deferral Commitment made for such Plan Year.

2.13    Eligible Employee. A select group of management or highly compensated employees of the Employer selected by the ONC Committee in accordance with this Plan.

2.14    Employer. The Company and any subsidiary or Affiliate of the Company designated by the ONC Committee to participate in the Plan.

2.15    ONC Committee. The Officer Nomination and Compensation Committee of the Board of Directors of the Company.

2.16    Participant. Any Eligible Employee who is participating in the Plan in accordance with its provisions.

2.17    Plan. The NiSource Inc. Executive Deferred Compensation Plan, as set forth herein and as amended from time to time.

2.18    Plan Administrator. The Benefits Committee, or such delegate of the Benefits Committee delegated to carry out the administrative functions of the Plan as provided under Article IX.

2.19    Plan Year. The 12-month period commencing each January 1 and ending the following December 31.

2.20    Post-2004 Account. The excess of (1) the total balance of the Participant's Account determined as of a Participant's date of Separation from Service after December 31, 2004 over (2) his Pre-2005 Account, to which the Participant would be entitled under the Plan if he voluntarily separated from service without cause as of such date and received a full payment of benefits from the Plan on the earliest possible date allowed under the Plan following his Separation from Service.

2.21    Pre-2005 Account. The balance of a Participant's Account determined as of December 31, 2004, adjusted to reflect earnings credited to such balance from and after such date.

2.22    Retirement Committee. A committee consisting of the Company's Senior Vice President of Human Resources and the Vice President of Human Resources (in charge of Total Rewards), or such other offices as shall be deemed equivalent to such positions, or the delegates thereof.

2.23    Separation from Service. A termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, as determined by the Benefits Committee in accordance with Code Section 409A and the guidance promulgated thereunder.

2.25    Specified Employee. A Participant who is in job scope level C2 or above with respect to any Employer that employs him or her; provided that if at any time the total number of employees in job category C2 and above is less than 50, a Specified Employee shall include any employee who meets the definition of "key employee" set forth in Code Section 416(i) (without reference to paragraph 5 of Code Section 416(i)). A Participant shall be deemed to be a Specified Employee with respect to a Separation from Service that occurs during a calendar year if he or she is a Specified Employee on September 30 of the preceding calendar year. The Benefits Committee shall determine which Participants are Specified Employees in accordance with the guidance promulgated under Code Section 409A.

2.26    Transferred Bay State Account. The balance of a Participant's Account containing any amount transferred from the Bay State Plan. The Bay State Plan was merged into the Plan as of November 1, 2000. The balance of the account of each Bay State Plan participant, determined as of November 1, 2000, was transferred to the Plan and became the initial balance in such Participant's Transferred Bay State Account in the Plan. A Participant's Transferred Bay State Account shall be held, administered, invested, and distributed pursuant to the terms of the Plan.

2.27    Transferred Columbia Account. The balance of a Participant's Account containing any amount transferred from the Columbia Plan. The Columbia Plan was merged into the Plan as of January 1, 2004. The balance of the account of each Columbia Plan participant, determined as of December 31, 2003, was transferred to the Plan and became the initial balance in such Participant's Transferred Columbia Account in the Plan. A Participant's Transferred Columbia Account shall be held, administered, invested, and distributed pursuant to the terms of the Plan.

2.28    Unforeseeable Emergency. A severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.29    Valuation Date. The close of business of each business day.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1    Eligibility. On and after January 1, 2012, eligibility to participate in the Plan for a Plan Year shall be limited to (1) an employee in job scope level C2 or above, (2) an employee in job scope level D2 or above who completed an Election Form in 2011 with respect to an Annual Deferral Amount related to services performed in the Plan Year beginning January 1, 2012; provided however, that such an employee will remain eligible to defer Compensation after the 2012 Plan Year only if he or she completes an Election Form in each successive Plan Year after 2012, and (3) any other key employee of an Employer who is designated from time to time by the ONC Committee.

3.2    Participation. An Eligible Employee shall become a Participant in the Plan by electing to defer Compensation in accordance with Article IV. An Eligible Employee also becomes a participant if the Employer credits the Participant's Account with a Discretionary Contribution.

3.3    Continuation of Participation. A Participant shall remain a Participant so long as his or her Account has not been fully distributed.

3.4    Amendment of Eligibility Criteria. The ONC Committee may, in its discretion, change the criteria for eligibility for any reason, provided, however, that no change in the criteria for eligibility shall be effective unless such changes are (a) within guidelines established by the ONC Committee or (b) approved by the ONC Committee. Eligibility for participation in one year does not guarantee eligibility to participate in any future year.

ARTICLE IV

DEFERRAL COMMITMENTS

4.1    Timing of Deferral Elections. An Eligible Employee may elect to defer Compensation for services performed in any Plan Year by submitting an Election Form to the Retirement Committee only during the annual enrollment period established by the Retirement Committee, which shall end no later than December 31st, of the year preceding such Plan Year. Thus, for any salary to be paid for services performed in a Plan Year, an election to defer such salary must be made no later than December 31, of the prior Plan Year. Further, an election to defer such annual incentive award must be made no later than December 31, of the prior Plan Year. To illustrate these provisions, an election to defer salary payable for services performed in 2013 must be made by December 31, 2012. Further, an election to defer annual incentive awards that are (1) not "performance-based compensation" as described under Code Section 409A, (2) earned for the 2013 calendar year, and (3) to be paid in March 2014, must be made by December 31, 2012.

4.2    Amount of Deferral. A Participant may elect an Annual Deferral Amount in the Election Form as follows:

(a)
Base Salary Deferral Amount. The amount of Compensation related to base salary that a Participant may elect to defer in an Election Form shall be stated as a whole percentage of base Compensation from 5% to 80%; provided, however, that the Company may reduce the amount deferred to the extent necessary to satisfy federal, state, local, or other tax withholding obligations and employee benefit plan withholding requirements.

(b)
Annual Incentive Deferral Amount. The amount of Compensation related to any annual incentive award that a Participant may elect to defer in an Election Form shall be stated as a whole percentage of the annual incentive award from 5% to 80%; provided, however, that the Company may reduce the amount deferred to the extent necessary to satisfy federal, state, local, or other tax withholding obligations and employee benefit plan withholding requirements.

No amount of Compensation may be deferred after the date of a Participant's Separation from Service.
4.3    Distribution Options. Each Election Form with respect to a Plan Year shall specify the date on which the applicable deferred amount and earnings thereon shall be distributed. Such date shall be the first to occur of (1) the date of the Participant's Separation from Service; or (2) a date selected by the Participant, provided that a selected date must be at least one year after the date the deferred amount would have been paid to the Participant in cash in the absence of the election to make the deferral, except as otherwise provided under Article VII.

4.4    Duration of Election Form. A Participant shall make an election in his Election Form as to the time and form of payment of the Annual Deferral Amount for each Plan Year. A Participant's Election Form for any Plan Year is effective only for such Plan Year. In order to defer Compensation for a subsequent Plan Year, an Eligible Employee must file a new Election Form with respect to such Compensation. A Participant shall not be required to designate the same time and form of payment for each Plan Year.

4.5    Modification of Election Form. Except as provided otherwise in this Plan, Election Forms shall be irrevocable.

4.6    Change in Employment Status. If the Plan Administrator determines that a Participant has experienced a change in job scope level or employment status that no longer is eligible for participation in the Plan, but the Participant's employment with an Employer is not terminated, the Participant's existing Election Form shall terminate at the end of the current Plan Year, and no new Election Form may be submitted by such Participant for any Plan Year.

ARTICLE V

ACCOUNTS

5.1    Account. The Compensation deferred by a Participant under the Plan, including any Discretionary Contributions and earnings thereon, shall be credited to the Participant's Account. Separate subaccounts may be maintained to reflect different forms of distribution, investment options, levels of vesting, and forms of payment. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

5.2    Timing of Credits; Withholding. A Participant's deferred Compensation shall be credited to the Participant's Account at the time it would have been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by federal, state or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible and any remaining amount shall reduce the amount credited to the Participant's Account.

5.3    Discretionary Contributions. An Employer may make Discretionary Contributions to a Participant's Account. Discretionary Contributions shall be credited at such times and in such amounts as the ONC Committee in its sole discretion shall determine. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Discretionary Contribution for that Plan Year.

5.4    Determination of Account. Each Participant's Account as of each Valuation Date shall consist of the balance of the Account as of the immediately preceding Valuation Date, adjusted as follows:

(a)	New Deferrals. The Account shall be increased by any deferred Compensation credited since such preceding Valuation Date.

(b)	Discretionary Contributions. The Account shall be increased by any Discretionary Contributions credited since such preceding Valuation Date.

(c)	Distributions. The Account shall be reduced by any benefits distributed from the Account to the Participant since such preceding Valuation Date.

(d)
Valuation of Account. The Account shall be increased or decreased by the aggregate earnings, gains and losses on such Account since such preceding Valuation Date, based on the manner in which the Participant's Account has been hypothetically allocated among the investment options selected by the Participant.

5.5    Vesting of Account. Each Participant shall be vested in the amounts credited to such Participant's Account and earnings thereon as follows:

(a)	Amounts Deferred. A Participant shall be 100% vested at all times in the amount of Compensation elected to be deferred under the Plan, and earnings thereon.

(b)	Discretionary Contributions. A Participant's Discretionary Contributions, and earnings thereon, shall become vested as determined by the ONC Committee.

(c)	Transferred Account. A Participant shall be 100% vested at all times in the balance of his Transferred Bay State Account or Transferred Columbia Account, if any.

5.6    Statement of Account. The Retirement Committee shall give to each Participant a statement showing the balance in the Participant's Account periodically, at such times as may be determined by the Retirement Committee, in written or electronic form.

ARTICLE VI

INVESTMENTS

6.1    Investment Options. Amounts credited hereunder to the Account of a Participant shall be invested as such Participant elects among the investment choices provided to the Participant. The investment options shall be determined by the Plan Administrator from time to time in its sole and absolute discretion. As necessary, the Plan Administrator may, in its sole discretion, discontinue, substitute or add an investment option. Each such action will take effect on such date established by the Plan Administrator.

6.2    Special Investment Option for Former Participants in the Bay State Plan and Participants in the Plan. Former participants in the Bay State Plan who became Participants in the Plan, or Participants in the Plan on November 1, 2000, shall have an additional special investment option applicable solely to their Transferred Bay State Account balances, or their Account balances in the Plan, valued as of November 1, 2000, and any subsequent amounts contributed to such Participant's Account. Such Participants may invest their Transferred Bay State Account balances, or their Account balances in the Plan as of November 1, 2000, and any subsequent amounts contributed to such Participant's Account, in a subaccount which shall be credited with earnings equal to one percentage point higher than the effective annual yield of the average of the Moody's Average Corporate Bond Yield Index for the previous calendar month as published by Moody's Investor Services, Inc. (or any successor publisher thereto), or, if such index is no longer published, a substantially similar index selected by the Plan Administrator. A Participant's Transferred Bay State Account balance, or his Account balance in the Plan on November 1, 2000, shall be invested pursuant to this special investment option from and after November 1, 2000, and until such time as another investment choice is designated by him under this Plan with respect to all or a portion of his Transferred Bay State Account, or his Account balance in the Plan on November 1, 2000. Subsequent amounts contributed to any such Participant's Account may be invested pursuant to this option as designated by the Participant pursuant to this Plan. However, any portion of a Transferred Bay State Account, or an Account balance in the Plan, subsequently transferred from the investment option described in this Section to another investment option may not be reinvested under this Section.

6.3    Election of Investment Options. A Participant, in connection with completing his or her Election Form, shall elect one or more of the previously described investment options, as applicable, to be used to determine the amounts to be credited or debited to his or her Account. No Election Form of a Participant shall be effective until such time as the Participant submits his initial investment election to the Company. The Participant may (but is not required to) elect to add or delete one or more investment options to be used to determine the amounts to be credited or debited to his or her Account, or to change the portion of his or her Account allocated to each previously or newly elected investment option. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Plan Administrator, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may impose limitations on the frequency with which one or more of the investment options elected in accordance with this Section may be added or deleted by such Participant; furthermore, the Plan Administrator, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account allocated to each previously or newly elected investment option.

6.4    Allocation of Investment Options. In making any election related to investment options, the Participant shall specify, in increments specified by the Plan Administrator, the percentage of his or her Account or investment option, as applicable, to be allocated or reallocated.

6.5    No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the investment options are to be used for measurement purposes only, and a Participant's election of any such investment option, the allocation of his or her Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such investment option. In the event that the Company, in its own discretion, decides to invest funds in any or all of the investments on which the investment options are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company; the Participant shall at all times remain an unsecured creditor of the Company.

ARTICLE VII

PAYMENTS AND DISTRIBUTIONS

7.1    Distributions/Events Generally. Participants generally will not be entitled to receive a distribution of their Account balance until they experience a Separation from Service for any reason. A Participant may receive a distribution before Separation from Service, however, in accordance with this Article VII, upon (1) an Unforeseeable Emergency that occurs before

Separation from Service, or (2) a year that has been designated by the Participant in an Election Form and that occurs before Separation from Service.

7.2    In-Service Distributions.

(a)
General Payments. A Participant may elect in his or her Election Form to receive his or her Compensation deferred for a Plan Year, and all amounts credited or debited thereto, in a specified year while employed with an Employer. The Participant, in an Election Form, may elect to receive such an in-service distribution as either a lump sum or equal annual installments over a period of not more than 15 years. If a Participant does not make such an election, the payment shall be made in a lump sum.

If a Participant elects to receive an in-service distribution as a lump sum, the amount of the lump sum payment will be based on the value of the Participant's account as of March 15 of the designated year. The distribution date generally shall be on or as soon as administratively practicable after the March 31st of such year, or, if later, within such time frame permitted under Code Section 409A and the guidance and regulations thereunder.

If a Participant elects to receive installments, the amount of each installment payment will be based on the value of the participant's account as of the March 15 preceding the distribution of each installment payment. The distribution date generally shall be each subsequent March 31, or if later, within such time frame permitted under Code Section 409A, and the guidance and regulations thereunder.

(b)	Modifying In-Service Distributions.

(1)
Pre-2005 Account. Notwithstanding any other provision of the Plan, a Participant may modify his election as to the form or time of distribution of his entire Pre-2005 Account, and earnings thereon, by a writing filed with the Retirement Committee at any time prior to the commencement of payment. A Participant's modification of his election as to the form or time of commencement of payment shall be ineffective, unless (1) the modification election is filed with the Retirement Committee more than 12 months prior to the time of commencement of payment, or (2) a Participant elects by written instrument delivered to the Company prior to the time of commencement of payment to have his Pre-2005 Account reduced by 10%. This reduction shall be forfeited and used by the Plan to reduce expenses of administration. This reduction is intended to discourage a Participant from modifying his election as to the form or time of commencement of payment within the period set forth in clause (1) above and prevent him from being deemed in constructive receipt of his Pre-2005 Account prior to its actual payment to him.

(2)
Post-2004 Account. The Company, in its discretion, may allow a Participant to modify his election as to the form or time of distribution of his entire Post-2004 Account, and earnings thereon, or of any portion of his or her Post-2004 Account and earnings thereon, if (1) such election does not take effect until at least 12 months after the date on which the election is made, (2) the first payment with respect to which such election is made is deferred for a period of not less than five (5) years from the date on which such payment would otherwise have been made, and (3) any election related to a payment to be made at a specified date is made at least 12 months prior to the date of the first scheduled payment. For purposes of the Plan, the term “payment” means each separate installment and not the collective group of installment payments.

(3)
Precedence of Distributions. With respect to both Pre-2005 Accounts and Post-2004 Accounts in the event a Participant has a Separation from Service, Unforeseable Emergency, or other event that triggers distribution of benefits under Article VII of this Plan, all amounts subject to an in-service distribution shall be paid in accordance with other applicable provisions of the Plan and not under this Section 7.2. If, however, a Participant made an election to postpone an in-service distribution under Section 7.2(b), and the Participant experiences a Separation from Service, the distribution will be made in accordance with Section 7.2(b) and not Section 7.3.

7.3    Distributions After Separation from Service.

(a)
Generally. If a Participant experiences a Separation from Service, the provisions of this Section 7.3 shall apply to the distribution of the Participant's Account. The Participant may elect, in his or her Election Form to receive such benefits as either a lump sum or in equal annual installments over a period not to exceed 15 years. If no such election is made, payment shall be made as a lump sum.

(b)	Pre-2005 Account.

(1)
Lump Sum. If payment of a Participant's Pre-2005 Account is to be made in a lump sum, the lump sum payment generally shall be made on or as soon as administratively practicable after the March 31st immediately after the date in which the Participant experiences a Separation from Service.

(2)
Installments. If payment of a Participant's Pre-2005 Account is to be made in annual installments, the distribution of the first annual installment payment generally shall be made on or as soon as administratively practicable after the March 31st immediately after the date in which the Participant experiences a Separation from Service. The amount of this first installment payment shall be based on the value of the Participant's Account as of the March 15 preceding the distribution date of this installment payment. Each subsequent installment payment generally shall be paid on or as soon as administratively practicable after each subsequent March 31. The amount of each such installment shall be based on the value of the Participant's Account as of the March 15 preceding the distribution date of such installment.

(3)
Modifications to Time and Form of Payment. Notwithstanding any other provision of the Plan, a Participant may modify his election as to the form or time of distribution of his entire Pre-2005 Account, and earnings thereon, by a writing filed with the Retirement Committee at any time prior to the commencement of payment. A Participant's modification of his election as to the form or time of commencement of payment shall be ineffective, unless (1) the modification election is filed with the Retirement Committee more than 12 months prior to the time of commencement of payment, or (2) a Participant elects by written instrument delivered to the Company prior to the time of commencement of payment to have his Pre-2005 Account reduced by 10%. To clarify how these provisions operate with respect to a Participant who originally elected to commence distribution upon Separation from Service, such a Participant may elect to be paid on or as soon as administratively practicable after one of the following permitted times: (a) the March 31st immediately after the one-year anniversary date of the request to modify the election (regardless of whether the Participant experiences a Separation from Service before such date), or (b) the March 31st immediately after the date of the modified election, provided however, that under this option the Participant's Pre-2005 Account shall be reduced by 10%. This reduction shall be forfeited and used by the Plan to reduce expenses of administration. This reduction is intended to discourage a Participant from modifying his election as to the form or time of commencement of payment within the period set forth in clause (1) above and prevent him from being deemed in constructive receipt of his Pre-2005 Account prior to its actual payment to him.

(c)	Post-2004 Account.

(1)	Lump Sum.

(i)
Non-Specified Employees. If payment of a Participant's Post-2004 Account is to be made to the Participant in a lump sum, and the Participant is not a Specified Employee of any Employer, the lump sum payment generally shall be made on or as soon as administratively practicable after the March 31st immediately after the date in which the Participant experiences a Separation from Service.

(ii)	Specified Employees. If payment of a Participant's Post-2004 Account is to be made to the Participant in a lump sum, and the Participant is a Specified Employee of any Employer, the lump sum payment generally shall be made on or as soon as administratively practicable after the later of (1) the March 31st immediately after the date in which the Participant experiences a Separation from Service, or (2) the date that is six (6) months after the date in which the Participant experiences a Separation from Service, unless due to such Participant's death, in which case payment generally shall be made to the Beneficiary as soon as practicable after the date of the Participant's death.

(2)	Installments.

(i)
Non-Specified Employees. If payment of a Participant's Post-2004 Account is to be made to the Participant in annual installments, the distribution of the first annual installment payment generally shall be made on or as soon as administratively practicable after the March 31st immediately after the date in which the Participant experiences a Separation from Service. The amount of this first installment payment shall be based on the value of the Participant's Account as of the March 15 preceding the distribution date of this installment payment. Each subsequent installment payment generally shall be paid on or as soon as administratively practicable after each subsequent March 31. The amount of each such installment shall be based on the value of the Participant's account as of the March 15 preceding the distribution date of such installment.

(ii)
Specified Employees. If payment of a Participant's Post-2004 Account is to be made to the Participant in annual installments, and the Participant is a Specified Employee of any Employer, the distribution of the first annual installment payment generally shall be made on or as soon as administratively practicable after the later of (1) the March 31st immediately after the date in which the Participant experiences a Separation from Service, or (2) the date that is six (6) months after the date in which the Participant experiences a Separation from Service, unless due to such Participant's death, in which case such installment payment generally shall be made to the Beneficiary as soon as practicable after the date of the Participant's death. The amount of this first installment payment shall be based on the value of the Participant's Account as of the March 15 preceding the distribution date of this installment payment. Each subsequent installment payment generally shall be paid on or as soon as administratively practicable after each subsequent March 31. The amount of each such installment shall be based on the value of the Participant's account as of the March 15 preceding the distribution date of such installment.

(3)
Modifications to Time and Form of Payment. The Company, in its discretion, may allow a Participant to modify his election as to the form or time of distribution of his entire Post-2004 Account, and earnings thereon, or of any portion of his or her Post-2004 Account and earnings thereon, if (1) such election does not take effect until at least 12 months after the date on which the election is made, (2) the first payment with respect to which such election is made is deferred for a period of not less than five (5) years from the date on which such payment would otherwise have been made, and (3) any election related to a payment to be made at a specified date is made at least 12 months prior to the date of the first scheduled payment. For purposes of the Plan, the term “payment” means each separate installment and not the collective group of installment payments.

7.4    Unforeseeable Emergency/Hardship Distributions.

(a)
Pre-2005 Account. Upon a finding that a Participant has suffered an Unforeseeable Emergency, the Retirement Committee may, in its sole discretion, make distributions from the Participant's Pre-2005 Account (including his Transferred Bay State Account or Transferred Columbia Account, if applicable). The amount of such a distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Unforeseeable Emergency. Any distribution pursuant to this Subsection shall be payable in a lump sum. The distribution shall be paid within 30 days after the determination of an Unforeseeable Emergency.

(b)
Post-2004 Account. Upon a finding that a Participant has suffered an Unforeseeable Emergency, the Retirement Committee may, in its sole discretion, make distributions from the Participant's Post-2004 Account and/or allow a Participant to suspend his Annual Deferral Amount entirely in accordance with the guidance under Code Section 409A. The amount of such distribution shall be limited to the amount necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Any distribution pursuant to this Section 7.4(b) shall be payable in a lump sum. The distribution shall be paid within 30 days after the determination of an Unforeseeable Emergency.

7.5    Distribution Provisions Applicable to a Transferred Bay State Account. Notwithstanding any other provision in the Plan, the following provisions shall apply to the form and time of payment of the balance of a Transferred Bay State Account:

(a)
General Payment Rules. The portion of a Transferred Bay State Account not paid pursuant to Section 7.2 shall be paid to a Participant following his separation from service, or to his Beneficiary in the case of death, in the form selected by the Participant, by written instrument delivered to the Retirement Committee before November 1, 2000. If no form is selected by the Participant, payment shall be made in a lump sum. The provisions of Section 7.2(b) shall apply with respect to the election of the form of payment of a Transferred Bay State Account and the modification of such election.

(b)
Modifications to General Payment Rules. Any former employee of Bay State Gas Company who (1) was a participant in the Bay State Plan immediately prior to November 1, 2000, (2) terminated employment with Bay State Gas Company prior to November 1, 2000, for any reason other than Retirement, death or Disability (as such terms were defined in the Bay State Plan immediately prior to November 1, 2000), and (3) as of November 1, 2000, had not commenced payment of his Account shall not commence payment of his Transferred Bay State Account until the earlier of the Participant's attainment of age 65, Disability or death. Notwithstanding the preceding sentence, the Retirement Committee may, in its sole discretion, vary the manner and time of making the payment of a Participant's Transferred Bay State Account to such former Bay State employee, and may make such distributions over a longer or shorter period of time or in a lump sum.

7.6    Automatic Cash-Out. In the event a Participant's Account balance at the time distribution begins, or following a distribution of an installment payment is $15,000 or less, that balance shall be paid to the Participant or his Beneficiary in a lump sum on the next annual installment distribution date notwithstanding any form of benefit payment elected by the Participant.

7.7    Withholding for Taxes. To the extent required by the law in effect at the time payments are made, an Employer shall withhold from the payments made hereunder any taxes required to be withheld by the federal or any state or local government, including any amounts which the Employer determines is reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Code Section 3405(a)(2).

7.8    Payment to Guardian. The Retirement Committee may direct payment to the duly appointed guardian, conservator or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Retirement Committee may, in its sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Retirement Committee of incompetency, status as a minor, or incapacity. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

ARTICLE VIII

BENEFICIARY DESIGNATION

8.1    Beneficiary Designation. Subject to Section 8.3, each Participant shall have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under the Plan shall be paid in the event of the Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Retirement Committee and shall be effective only when filed with the Retirement Committee during the Participant's lifetime.

8.2    Changing Beneficiary. Subject to Section 8.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Retirement Committee. The filing of a new designation shall cancel all designations previously filed.

8.3    Community Property. If the Participant resides in a community property state, the following rules shall apply:

(a)
Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established that the consent cannot be obtained because the spouse cannot be located.

(b)
A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 8.3(a) by the filing of a new designation with the Retirement Committee.

(c)	If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

(1)
If the Participant is married at the time of death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 8.3(a).

(2)	If the Participant is unmarried at the time of death but was married when the designation was made:

(i)	The designation shall be void if the spouse was named as Beneficiary, unless the designation is reaffirmed when the Participant is unmarried.

(ii)	The designation shall remain valid if a nonspouse Beneficiary was named.

(3)
If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

8.4    No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

(a)	The Participant's spouse;

(b)
The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take, by right of representation, the share the parent would have taken if living;

(c)	The Participant's estate.

ARTICLE IX

PLAN ADMINISTRATION

9.1    Allocation of Duties to Committees. The Plan shall be administered by the Benefits Committee, as delegated by the ONC Committee. The Benefits Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration, except as otherwise reserved to the ONC Committee herein, or by resolution or charter of the respective committees. Members of the Retirement Committee or Benefits Committee may be Participants under the Plan.

In its discretion, the Plan Administrator may delegate to any division or department of the Company the discretionary authority to make decisions regarding Plan administration, within limits and guidelines from time to time established by the Plan Administrator. The delegated discretionary authority shall be exercised by such division or department's senior officer, or his/her delegate. Within the scope of the delegated discretionary authority, such officer or person shall act in the place of the Plan Administrator and his/her decisions shall be treated as decisions of the Plan Administrator.
Specifically, the Plan Administrator hereby delegates certain of its discretionary authority with respect to the Plan to the Retirement Committee. Pursuant to the foregoing sentence, the delegation by the Plan Administrator to the Retirement Committee includes, but shall not be limited to, the ability to solicit and receive deferral elections, establish enrollment periods, distribute account statements, receive distribution elections and any permitted modifications thereto, make distributions, and determine claims under the Plan.

9.2    Agents. The Retirement Committee, Benefits Committee or ONC Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

9.3    Information Required by Plan Administrator. The Company shall furnish the Plan Administrator with such data and information as the Plan Administrator may deem necessary or desirable in order to administer the Plan. The records of the Company as to an employee's or Participant's period or periods of employment, Separation from Service and the reason therefore, reemployment and Compensation will be conclusive on all persons unless determined to the Plan Administrator's satisfaction to be incorrect. Participants and other persons entitled to benefits under the Plan also shall furnish the Plan Administrator with such evidence, data or information as the Plan Administrator considers necessary or desirable to administer the Plan.

9.4    Binding Effect of Decisions. The decision or action of the Retirement Committee, Benefits Committee and/or the ONC Committee (or any duly authorized delegate of any such committee) with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

9.5    Section 16 Compliance.

(a)
In General. This Plan is intended to be a formula plan for purposes of Section 16 of the Securities Exchange Act (the "Act"). Accordingly, in the case of a deferral or other action under the Plan that constitutes a transaction that could be covered by Rule 16b-3(d) or (e), if it were approved by the ONC Committee (“Board Approval”), it is intended that the Plan shall be administered by delegates of the Board, in the case of a Participant who is subject to Section 16 of the Act, in a manner that will permit the Board Approval of the Plan to avoid any additional Board Approval of specific transactions to the maximum possible extent.

(b)
Approval of Distributions: This Subsection shall govern the distribution of a deferral that (i) is being distributed to a Participant in cash, (ii) is made to a Participant who is subject to Section 16 of the Act at the time the interest in phantom Company Common Stock, if any, would be liquidated in connection with the distribution, and (iii) if paid at the time the distribution would be made without regard to this subsection, could result in a violation of Section 16 of the Act because there is an opposite way transaction that would be matched with the liquidation of the Participant's interest in phantom Company Common Stock (either as a “discretionary transaction,” within the meaning of Rule 16b-3(b)(1), or as a regular transaction, as applicable) (“Covered Distribution”). In the case of a Covered Distribution, if the liquidation of the Participant's interest in the phantom Company Common Stock in connection with the distribution has not received Board Approval by the time the distribution would be made if it were not a Covered Distribution, or if it is a discretionary transaction, then the actual distribution to the Participant shall be delayed only until the earlier of:

(1)
In the case of a transaction that is not a discretionary transaction, Board Approval of the liquidation of the Participant's interest in the phantom Company Common Stock in connection with the distribution, or

(2)
The date the distribution would no longer violate Section 16 of the Act, e.g., when the Participant is no longer subject to Section 16 of the Act, or when the time between the liquidation and an opposite way transaction is sufficient.

ARTICLE X

CLAIMS PROCEDURE

10.1    Claim. Claims for benefits under the Plan shall be made in writing to the Retirement Committee. The Retirement Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in filing claims for benefits, and for furnishing and verifying proof necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Article.

10.2    Review of Claim. The Retirement Committee shall review all claims for benefits. Upon receipt by the Retirement Committee of such a claim, it shall determine all facts that are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within 90 days of receipt of such claim. If prior to the expiration of the initial 90 day period, the Retirement Committee determines additional time is needed to come to a determination on the claim, the Retirement Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of 180 days from the date the application was received. If the Retirement Committee fails to notify the claimant in writing of the denial of the claim within 90 days after the Retirement Committee receives it, the claim shall be deemed denied.

10.3    Notice of Denial of Claim. If the Retirement Committee wholly or partially denies a claim for benefits, the Retirement Committee shall, within a reasonable period of time, but no later than 90 days after receiving the claim (unless extended as provided above), notify the claimant in writing of the denial of the claim. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall in all respects comply with the requirements of ERISA, including but not limited to inclusion of the following:

(a)	the specific reason or reasons for denial of the claim;

(b)	a specific reference to the pertinent sections of the Plan on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and, where appropriate,

(d)	an explanation of the Plan's review procedures.

10.4    Reconsideration of Denied Claim. Within 60 days after receipt of the notice of the denial of a claim or within 60 days after the claim is deemed denied as set forth above, if applicable, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Benefits Committee, a reconsideration by the Benefits Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such 60 day period, it shall be conclusively determined for all purposes of the Plan that the denial of such claim by the Benefits Committee is correct. In connection with the claimant's appeal of the denial of his or her benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

After such reconsideration request, the Benefits Committee shall determine within 60 days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. In the event of special circumstances determined by the Benefits Committee, the time for the Benefits Committee to make a decision may be extended by an additional 60 days upon written notice to the claimant prior to the commencement of the extension. The notice of decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.
If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant or his duly authorized representative notifies the Benefits Committee within 90 days after the mailing or delivery to the claimant by the Benefits Committee of its determination that claimant intends to institute legal proceedings challenging the determination of the Benefits Committee and actually institutes such legal proceedings within 180 days after such mailing or delivery.
10.5    Employer to Supply Information. To enable the Retirement Committee or the Benefits Committee to perform its functions, each Employer shall supply full and timely information to the respective committee of all matters relating to the retirement, death or other cause for Separation from Service of all Participants, and such other pertinent facts as the respective committee may require.

ARTICLE XI

AMENDMENT AND TERMINATION OF PLAN

11.1    Plan Amendment. The Benefits Committee, the ONC Committee or the Board shall have the authority to amend the Plan. The ONC Committee or the Board shall have the exclusive authority to amend the Plan regarding eligibility for the Plan, the amount or level of benefits awarded under the Plan, and the time and form of payments for benefits from the Plan. In addition, the ONC Committee or the Board shall also have the exclusive authority to make amendments that constitute a material increase in compensation, any change requiring action or consent by a committee of the Board pursuant to the rules of the Securities and Exchange Commission, the New York Stock Exchange or other applicable law, or such other material changes to the Plan such that approval of the Board is required. Unless otherwise determined by the ONC Committee, the Benefits Committee shall have the authority to amend the Plan in all respects that are not exclusively reserved to the ONC Committee or the Board.

The respective committee may at any time amend the Plan by written instrument, notice of which is given to all Participants, and to Beneficiaries. Notwithstanding the preceding sentence, no amendment shall reduce the amount accrued in any Account prior to the date such notice of the amendment is given.
11.2    Plan Termination. The ONC Committee or the Company at any time may partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Employers.

(a)
Partial Termination. The ONC Committee may partially terminate the Plan by instructing the Retirement Committee not to accept any additional Annual Deferral Amounts. If such a partial termination occurs, the Plan shall otherwise continue to be administered with respect to Account balances credited before the effective date of such partial termination, and distribution shall be made at such times as specified under this Plan.

(b)
Complete Termination. The ONC Committee may completely terminate the Plan by instructing the Retirement Committee not to accept any additional Annual Deferral Amounts, and by terminating all ongoing Annual Deferral Amounts. If such a complete termination occurs, the Plan shall cease to operate and the Employers shall pay out each Pre-2005 Account in equal monthly installments over the following period, based on the Pre-2005 Account balance:

Account Balance	Payout Period
Less than $50,000	Lump Sum
$50,000 but less than $100,000	3 Years
More than $100,000	5 Years

Payments shall commence within 65 days after the ONC Committee terminates the Plan, and earnings shall continue to be credited on the unpaid Account balance. Employers shall pay out each Post-2004 Account in a manner consistent with Treasury Regulation Section 1.409A-3(j)(4)(ix) or any successor guidance under Code Section 409A.

ARTICLE XII

MISCELLANEOUS

12.1    Unfunded Plan. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Nothing contained in the Plan shall constitute a guaranty by the Company or any other Employer or any other entity or person that the assets of the Company or any other Employer shall be sufficient to pay any benefit hereunder.

12.2    Company and Employer Obligations. The obligation to make benefit payments to any Participant under the Plan shall be a joint and several liability of the Company and the Employer that employed the Participant.

12.3    Unsecured General Creditor. Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Company, any other Employer, or any other party for payment of benefits under the Plan. Any life insurance policies, annuity contracts or other property purchased by the Employer in connection with the Plan shall remain its general, unpledged and unrestricted assets. Obligations of the Company and each other Employer under the Plan shall be an unfunded and unsecured promise to pay money in the future.

12.4    Trust Fund. Subject to Section 12.3, the Company may establish separate subtrusts for deferrals by employees of each Employer, pursuant to a trust agreement entered into with such trustees as the Benefits Committee may approve, for the purpose of providing for the payment of benefits owed under the Plan. At its discretion, each Employer may contribute deferrals under the Plan for its employees to the subtrust established with respect to such Employer under such trust agreement. To the extent any benefits provided under the Plan are paid from any such subtrust, the Employer shall have no further obligation to pay them. If not paid from a subtrust, such benefits shall remain the obligation of the Employer. Although such subtrusts may be irrevocable, their assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy.

12.5    Nonalienation/Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof or rights to, which are expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

Notwithstanding the preceding paragraph, the Account of any Participant shall be subject to and payable in the amount determined in accordance with any qualified domestic relations order,

as that term is defined in Section 206(d)(3) of ERISA. The Retirement Committee shall provide for payment in a lump sum from a Participant's Account to an alternate payee (as defined in Code Section 414(p)(8)) as soon as administratively practicable following receipt of such order. Any federal, state or local income tax associated with such payment shall be the responsibility of the alternate payee. The balance of an Account that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.
12.6    Indemnification.

(a)
Limitation of Liability. Notwithstanding any other provision of the Plan or any trust established under the Plan, none of the Company, any other Employer, any member of the Retirement Committee, the Benefits Committee or the ONC Committee, nor an individual acting as an employee or agent or delegate of any of them, shall be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan or any trust established under the Plan, except when the same shall have been judicially determined to be due to the willful misconduct of such person.

(b)
Indemnity. The Company shall indemnify and hold harmless each member of the Retirement Committee, the Benefits Committee and the ONC Committee, or any employee of the Company or any individual acting as an employee or agent of either of them (to the extent not indemnified or saved harmless under any liability insurance or any other indemnification arrangement with respect to the Plan or any trust established under the Plan) from any and all claims, losses, liabilities, costs and expenses (including attorneys' fees) arising out of any actual or alleged act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto with respect to the administration of the Plan or any trust established under the Plan, except that no indemnification or defense shall be provided to any person with respect to any conduct that has been judicially determined, or agreed by the parties, to have constituted willful misconduct on the part of such person, or to have resulted in his or her receipt of personal profit or advantage to which he or she is not entitled. In connection with the indemnification provided by the preceding sentence, expenses incurred in defending a civil or criminal action, suit or proceeding, or incurred in connection with a civil or criminal investigation, may be paid by the Company in advance of the final disposition of such action, suit, proceeding, or investigation, as authorized by the Retirement Committee, the Benefits Committee or the ONC Committee in the specific case, upon receipt of an undertaking by or on behalf of the party to be indemnified to repay such amount unless it shall ultimately be determined that the person is entitled to be indemnified by the Company pursuant to this paragraph.

12.7    No Enlargement of Employment Rights. The Plan shall not constitute a contract of employment between an Employer and the Participant. Nothing in the Plan shall give any

Participant or Beneficiary the right to be retained in the service of an Employer or to interfere with the right of an Employer to discipline or discharge a Participant at any time.

12.8    Protective Provisions. A Participant shall cooperate with his Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

12.9    Governing Law. The Plan shall be construed and administered under the laws of the State of Indiana, except as preempted by federal law.

12.10    Validity. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

12.11    Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Retirement Committee or the Benefits Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the applicable Employer's records.

12.12    Successors. The provisions of the Plan shall bind and inure to the benefit of the Employers and their successors and assigns. The term successors as used herein shall include any corporate or other business entity that shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of an Employer, and successors of any such corporation or other business entity.

12.13    Incapacity of Recipient. If any person entitled to a benefit payment under the Plan is deemed by the Plan Administrator to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until a claim shall have been made by a duly appointed guardian or other legal representative of such person, the Plan Administrator may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, any other Employer, the Plan Administrator and the Plan.

12.14    Unclaimed Benefit. Each Participant shall keep the Plan Administrator informed of his or her current address and the current address of his or her Beneficiaries. The Plan Administrator shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Administrator within three years after the date on which payment of the Participant's benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed or within three years after the actual death of a Participant, the Plan

Administrator is unable to locate any Beneficiary of the Participant, then the Plan Administrator shall have no further obligation to pay any benefit hereunder to such Participant, Beneficiary, or any other person and such benefit shall be irrevocably forfeited.

12.15    Tax Compliance and Payouts.

(a)
It is intended that the Plan comply with the provisions of Code Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be paid or made available to Participants or Beneficiaries. This Plan shall be construed, administered, and governed in a manner that affects such intent, and neither any Participant, Beneficiary, nor Plan Administrator shall not take any action that would be inconsistent with such intent.

(b)
Although the Plan Administrator shall use its best efforts to avoid the imposition of taxation, interest and penalties under Code Section 409A, the tax treatment of deferrals under this Plan is not warranted or guaranteed. Neither the Company, the other Affiliates, the Plan Administrator, the Retirement Committee, nor any designee shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant, Beneficiary or other taxpayer as a result of the Plan.

(c)
Notwithstanding anything to the contrary contained in the Plan, (1) in the event that the Internal Revenue Service prevails in its claim that amounts contributed to the Plan for the benefit of a Participant, and/or earnings thereon, constitute taxable income under Code Section 409A, and guidance and regulations thereunder, to the Participant or his Beneficiary for a taxable year prior to the taxable year in which such contributions and/or earnings are distributed to him, or (2) in the event that legal counsel satisfactory to the Company, and the applicable Participant or his Beneficiary, renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the Post-2004 Account, to the extent constituting such taxable income, shall be immediately distributed to the Participant or his Beneficiary. For purposes of this Section, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or, if based upon an opinion of legal counsel satisfactory to the Company and the Participant or his Beneficiary, the Plan fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

{Signature on following page}

IN WITNESS WHEREOF, the Company has caused the NiSource Inc. Executive Deferred Compensation Plan to be executed in its name by its duly authorized officer, effective as of November 1, 2012.

NISOURCE INC.

By: /s/ Joel Hoelzer

Its: V.P. Human Resources

Date: 11/20/2012

COLUMBUS/1585131v.14